UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2016

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 202, Jericho, NY 11753

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Intellicheck Mobilisa, Inc. (the “Company”) entered into an underwriting agreement dated June 15, 2016 (the “Underwriting Agreement”) with Joseph Gunnar & Co. (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate 1,200,000 shares of the Company’s common stock, $0.001 par value (the “Shares”) and 600,000 five year warrants to purchase Shares with an exercise price of $2.20 per Share (the “Warrants”), at a combined public offering of $1.75 per Share and half-warrant. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 180,000 Shares and or 90,000 Warrants. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Joseph Gunnar & Co. is acting as the sole book-running manager for the Offering.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement and form of Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement and form of Warrant, which are filed as Exhibit 1.1 and 99.1 hereto, respectively, and are incorporated herein by reference. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Shares, including the Shares issuable on the exercise of the Warrants is attached as Exhibit 5.1 hereto.

The gross proceeds to the Company from the sale of the 1,200,000 Shares and 623,320 Warrants, including 23,320 Warrants exercised pursuant to the overallotment to this date, in the Offering are approximately $2.1 million, before deducting the underwriting discount and other estimated offering expenses payable by the Company (or, if the over-allotment option is exercised in full, approximately $2.4 million). The Company expects to use the net proceeds of the Offering for general corporate purposes including further expanding research and development initiatives in connection with expanding and improving its product line, to further its sales and marketing groups, to continue its ongoing measures to protect its intellectual property, for potential share repurchases, and for other general corporate purposes.

The Offering is being made pursuant to a preliminary prospectus supplement and a final prospectus supplement, dated June 14, 2016 and June 15, 2016 respectively, together with an accompanying base prospectus dated August 6, 2013 under the Company’s existing shelf registration statement on Form S-3 (File No. 333-189982), which was filed with the Securities and Exchange Commission on July 16, 2013, as amended on July 31, 2013, and declared effective on August 6, 2013. The Offering is expected to close on or about June 20, 2016, subject to the satisfaction of customary closing conditions.

On June 15, 2016, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement dated June 15, 2016
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP *
99.1	Form of Warrant
99.2	Press Release dated June 15, 2016

* Included in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 20, 2016	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer